As filed with the Securities and Exchange Commission on August 18, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bill Barrett Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	80-0000545 (I.R.S. Employer Identification Number)
1099 18th Street
Suite 2300
Denver, CO 80202
(303) 293-9100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Francis B. Barron
Senior Vice President — General Counsel
Bill Barrett Corporation
1099 18th Street
Suite 2300
Denver, CO 80202
(303) 293-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Alan L. Talesnick Lloyd H. Spencer Patton Boggs LLP 1660 Lincoln St. Suite 1900 Denver, CO 80264 (303) 830-1776	T. Mark Kelly David H. Stone Vinson & Elkins L.L.P. 2300 First City Tower 1001 Fannin Houston, TX 77002 (713) 758-4592
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.
     If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ File No. 333-127325
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Registration
Securities to be Registered	Registered(1)	Per Share(2)	Price(2)	Fee
Common Stock, par value $0.001 per share	575,000 shares	$30.25	$17,393,750	$2,047
Preferred stock purchase rights(3)	N/A	N/A	N/A	N/A

(1)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the proposed maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-127325), as amended, is registered hereby.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o).

(3)	This registration statement also relates to preferred stock purchase rights to purchase a one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the registrant, which are attached to all shares issued, pursuant to the terms of a rights agreement. Until the occurrence of the prescribed events, the rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred with and only with such stock. Because no separate consideration is paid for the rights, the registration fee for such rights is included in the fee for the common stock.

     This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     Bill Barrett Corporation, a Delaware corporation, is filing this registration statement with respect to the registration of an additional 575,000 shares of its common stock, par value $0.001 per share, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement relates to the public offering of our common stock by certain selling stockholders contemplated by the Registration Statement on Form S-1 (File No. 333-127325), as amended (the “Prior Registration Statement”), which was originally filed by us with the Securities and Exchange Commission (the “Commission”) on August 9, 2005 and declared effective by the Commission on August 17, 2005.
     The contents of the Prior Registration Statement, including the related preliminary prospectus dated August 12, 2005 filed with the Commission on August 12, 2005 under Rule 424(a) promulgated under the Securities Act, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this registration statement.
     The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
     (A) Exhibits:

Exhibit
Number	Description of Exhibits

5.1	Opinion of counsel to Bill Barrett Corporation. [Incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1 (File No. 333-127325).]

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Ryder Scott Company, L.P., Independent Petroleum Engineers.

23.3	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers.

23.4	Consent of counsel to Bill Barrett Corporation (contained in Exhibit 5.1).

24.1	Powers of Attorney. [Incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-1 (File No. 333-127325).]
     (B) Financial Statement Schedules:
          Not applicable.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 17, 2005.

BILL BARRETT CORPORATION
By:	/s/ William J. Barrett
William J. Barrett
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 17, 2005.

Signature	Title

/s/ William J. Barrett William J. Barrett	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
/s/ Thomas B. Tyree, Jr. Thomas B. Tyree, Jr.	Chief Financial Officer (Principal Financial Officer)
/s/ Robert W. Howard Robert W. Howard	Executive Vice President—Finance and Investor Relations (Principal Accounting Officer)
* Fredrick J. Barrett	Director
* Henry Cornell	Director
* James M. Fitzgibbons	Director
* Jeffrey A. Harris	Director
* Roger L. Jarvis	Director
* Philippe S. E. Schreiber	Director
* Randy Stein	Director
* Michael E. Wiley	Director

By:	/s/ William J. Barrett William J. Barrett Attorney-in-Fact

Exhibit Index

Exhibit
Number	Description of Exhibits

5.1	Opinion of counsel to Bill Barrett Corporation. [Incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1 (File No. 333-127325).]

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Ryder Scott Company, L.P., Independent Petroleum Engineers.

23.3	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers.

23.4	Consent of counsel to Bill Barrett Corporation (contained in Exhibit 5.1).

24.1	Powers of Attorney. [Incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-1 (File No. 333-127325).]